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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------


                                    FORM 8-A

                               (Amendment No. 1)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          NABISCO GROUP HOLDINGS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                    13-349-0602
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


          7 Campus Drive
        Parsippany, New Jersey                        07054
(Address of Principal Executive Offices)           (Zip Code)


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

If this form relates to the registration     If this form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act            Section 12(g) of the Exchange Act and is
and is effective pursuant to General         effective pursuant to General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box. [x]                           following box. [ ]
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Securities Act registration statement file number to which this form relates:
                                                            (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                        Name of Each Exchange on Which
     to be so Registered                        Each Class is to be Registered
     -------------------                        ------------------------------
Preferred Stock Purchase Rights                 New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                               (Title of Class)
                               ----------------
                                     None


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     This Amendment No. 1 ("Amendment No. 1") amends and supplements the Form
8-A (the "Form 8-A") originally filed on March 20, 2000, by Nabisco Group Holdings Corp., a Delaware corporation (the "Company").

     All capitalized terms used in this Amendment No. 1 without definition have the meanings attributed to them in the Form 8-A.

     The items of the Form 8-A set forth below are hereby amended and supplemented as follows:

Item 1.   Description of Registrant's Securities to be Registered

     Item 1 is amended by adding the following paragraph immediately after the final paragraph thereof:

          On June 25, 2000, the Company entered into an Agreement and Plan of Merger among the Company, R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation, and RJR Acquisition Corp., a Delaware corporation (the "Merger Agreement"). In connection with the Merger Agreement and the transactions contemplated thereby, the Company and the Rights Agent entered into the First Amendment to the Rights Agreement dated as of June 25, 2000, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference.

Item 2.   Exhibits

     Item 2 is amended by adding the following language at the end thereof:

     2. First Amendment to Rights Agreement dated as of June 25, 2000 between Nabisco Group Holdings Corp. and EquiServe Trust Company, N.A., as Rights Agent.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: June 28, 2000


                                        NABISCO GROUP HOLDINGS CORP.


                                        By: /s/  James A. Kirkman, III
                                           -------------------------------------
                                           Name:  James A. Kirkman, III
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary


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                               INDEX TO EXHIBITS


Exhibit No.    Description
-----------    ------------
    2.         First Amendment to Rights Agreement dated as of June 25, 2000 between Nabisco Group Holdings Corp. and EquiServe Trust
               Company, N.A., as Rights Agent.